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                                                                  Exhibit (6)(b)

                                 THE GALAXY VIP FUND

                                DISTRIBUTION AGREEMENT
                                   Amendment No. 1


                                             February 27, 1998





First Data Distributors, Inc.
4400 Computer Drive
Westboro, Massachusetts  01581

Dear Sirs:

     This letter is to confirm that the undersigned, The Galaxy VIP Fund (the "Trust"), a Massachusetts business trust, has agreed that Schedule A to the Distribution Agreement ("Agreement") between the Trust and First Data Distributors, Inc. ("FD Distributors") dated as of June 1, 1997, is herewith amended to provide that FD Distributors shall be the distributor for the Trust's Growth and Income Fund, Small Company Growth Fund, Columbia Real Estate Equity Fund II and Columbia High Yield Fund II on the terms and conditions contained in the Agreement.

     If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy thereof.


                              Very truly yours,

                              THE GALAXY VIP FUND



                              By: /s/ John T. O'Neill
                                  ---------------------------
                                  Name:  John T. O'Neill
                                  Title:  President

Accepted:

FIRST DATA DISTRIBUTORS, INC.


By: /s/ Scott M. Hacker
    ---------------------------
    Name: Scott Hacker
    Title: VP & Treasurer